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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEEMENT, dated as of this 27 day of June, 1997, is by and between SAX ARTS AND CRAFTS, INC., a Delaware corporation (the "Company") and RICHARD H. NAGEL ("Employee").

                                    RECITALS

    The Company desires to continue to employ Employee and to have the benefit of his skills and services, and Employee desires to accept employment with the Company, on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

    1. EMPLOYMENT; TERM. The Company hereby employs Employee to perform the duties described herein, and Employee hereby accepts employment with the Company, for a term beginning on the date hereof and continuing for a period of four (4) years (the "Term"). This Agreement may be terminated prior to the end of the Term in the manner provided for in Section 5 below.

    2. POSITION AND DUTIES. The Company hereby employs Employee as President of the Company. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of the president of the Company. In addition, the Employee shall be responsible for such other duties as the Board of Directors of the Company may direct. Employee will report directly to the CEO of School Specialty, Inc. ("School"). Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote all of his professional time, attention, and efforts to promote and further the business of the Company. Employee shall faithfully adhere to, execute, and fulfill all policies established by the Company's Board of Directors. Under no circumstances shall the Employee be required by the Company to relocate from his current place of residence to perform the services as described in this Agreement.

    3. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

        (a) BASE SALARY. Effective on the date hereof, the base salary payable to Employee shall be One Hundred Twenty Five Thousand Dollars ($125,000.00) per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but no less than monthly.

        (b) INCENTIVE BONUS. During the Term, Employee shall be eligible to receive an incentive bonus based upon his participation in School's management bonus program as specified in Exhibit A as attached hereto. The Employee shall be a participant of the School's management bonus compensation category. This bonus compensation category normally offers a 30% annual bonus with the actual payout ranging from 0% to 100% of the base salary of a qualified employee of the Company, based upon the financial performance of the Company, and School, as well as the individual performance of the qualified employee. The amount, manner of payment, and form of consideration, if any, shall be determined by president of School in his sole and absolute discretion, and such determination shall be binding and final. To the extent that such bonus is to be determined in light of financial performance during a specified fiscal period and this Agreement commences on a date after the start of such fiscal period, any bonus payable in respect of such fiscal period's results may be prorated. In addition, if the

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    period of Employee's employment hereunder expires before the end of a fiscal period, and if Employee is eligible to receive a bonus at such time (such eligibility being subject to the restrictions set forth in Section 5 below), any bonus payable in respect of such fiscal period's results may be prorated.

        (c) PERQUISITES, BENEFITS, AND OTHER COMPENSATION. During the Term, Employee shall be entitled to receive all perquisites and benefits as are customarily provided by the Company to its employees, subject to such changes, additions, or deletions as the Company may make generally from time to time, as well as such other perquisites or benefits as may be specified from time to time by the Board or the President of the Company. Notwithstanding the foregoing, throughout the Employee's full time employment with the Company under the terms of this Employment Agreement, the Company shall provide the Employee with the use of the vehicle that is currently provided to the Employee by the Company. The Company shall pay for all operating, maintenance, repair and insurance expense associated with that vehicle while the Employee is employed by the Company under the terms of this Employment Agreement. At the discretion of the Company's Board of Directors, the Employee may in the alternative receive a monthly auto allowance. The amount of this allowance shall be determined by the Company to provide the Employee with an equivalent benefit as providing the vehicle in the manner described above.

    4. EXPENSE REIMBURSEMENT. The Company shall reimburse Employee for or, at the Company's option, pay all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services hereunder during the Term. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements.

    5. TERMINATION; RIGHTS ON TERMINATION. Employee's employment may be terminated in any one of the followings ways, prior to the expiration of the
Term:

        (a) DEATH. The death of Employee shall immediately terminate the Term, and no severance compensation shall be owed to Employee's estate.

        (b) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been unable to perform the material duties of his position on a full-time basis for a period of four consecutive months, or for a total of four months in any six-month period, then 30 days after written notice to the Employee (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate Employee's employment hereunder if Employee is unable to resume his full-time duties at the conclusion of such notice period. If Employee's employment is terminated as a result of Employee's disability, the Company shall continue to pay Employee his base salary at the then-current rate for the lesser of (i) three (3) months from the effective date of termination, or (ii) whatever time period is remaining under the then-current period of the Term (without regard to renewals thereof). These payments shall be subject to lengthening of term or payment of additional sums if so provided by the then current disability policy of the Company. Such payments shall be made in accordance with the Company's regular payroll cycle.

        (c) TERMINATION BY THE COMPANY "FOR CAUSE". The Company may terminate the Term 10 days after written notice to Employee "for cause," which shall be: (I) Employee's material breach of this Agreement, which breach is not cured within 10 days of receipt by Employee of written notice from the Company specifying the breach; (ii) Employee's gross negligence in the performance of his duties hereunder, intentional nonperformance or mis-performance of such duties, or refusal to abide by or comply with the directives of the Board, his superior officers, or the Company's policies and procedures, which actions continue for a period of at least 10 days after receipt by Employee of written notice of the need to cure or cease;
    (iii) Employee's willful dishonesty, fraud, or misconduct

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    with respect to the business or affairs of the Company or U.S. Products
    Company ("USOP"), and that in the judgment of the Company or USOP materially and adversely affects the operations or reputation of the Company or USOP;
    (iv) Employee's conviction of a felony or other crime involving moral turpitude; or (v) Employee's abuse of alcohol or drugs (legal or illegal) that, in the Company's judgment, materially impairs Employee's ability to perform his duties hereunder. In the event of a termination "for cause," as enumerated above, Employee shall have no right to any severance compensation.

        (d) WITHOUT CAUSE. At any time after the commencement of employment, the Company may, without cause, terminate the Term and Employee's employment, effective 30 days after written notice is provided to the Employee. Should Employee be terminated by the Company without cause, the Company shall continue to pay Employee his base salary at the then-current rate for the lesser of (i) twelve (12) months from the effective date of termination, or (ii) whatever time period is remaining under the then-current period of the Term (without regard to renewals thereof). Such payments shall be made in accordance with the Company's regular payroll cycle. If Employee resigns or otherwise terminates his employment for any reason or for no reason, Employee shall receive no severance compensation.

        (e) PAYMENT THROUGH TERMINATION. Upon termination of Employee's employment for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave, in each case in accordance with applicable policies of the Company) due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above in this Section 5. With respect to incentive bonus compensation, Employee shall be entitled to receive any bonus declared but not paid prior to termination. In addition, in the event of a termination by the Company under Section 5(b) or 5(d), Employee shall be entitled to receive incentive bonus compensation through the end of the Company's fiscal year in which termination occurs, calculated as if Employee had remained employed by the Company through the end of such fiscal year, and paid in such amounts, at such times, and in such forms as are determined pursuant to Section 3(b) above. Except as specified in the preceding two sentences, Employee shall not be entitled to receive any incentive bonus compensation after the effective date of termination of his employment. All other rights and obligations of USOP, the Company, and Employee under this Agreement shall cease as of the effective date of termination, except that Employee's obligations under Sections 6, 7, and 8 below shall survive such termination in accordance with their terms.

    6. CONFIDENTIAL INFORMATION. Employee hereby agrees to hold in strict confidence and not to disclose to any third party any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company and/or USOP (including all trade secrets), in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Employee has, or is given (or has had or been given), access as a result of his employment by the Company, for the term of his employment with the Company and for two (2) years thereafter. Notwithstanding the foregoing the Employee shall have a perpetual obligation to preserve the confidentiality of any confidential information which would constitute a "trade secret" to the extent that such confidential information remains a "trade secret" absent disclosure by the Employee. It is agreed that the Confidential Information is confidential and proprietary to the Company and/or USOP because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales, or other valuable aspects of the Company's and USOP's business and trade, including, without limitation, technologies, products, processes, plans, clients, personnel, operations, and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of the Employee; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (c) is reasonably

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believed by Employee, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Employee; PROVIDED, that in the case of clauses (b) or (c), Employee shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

    7. INVENTIONS. Employee shall disclose promptly to the Company and USOP any and all conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by Employee, solely or jointly with another, during the period of employment or within one year thereafter, and that are directly related to the business of activities of the Company or USOP and that Employee conceives as a result of his employment by the Company, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire." Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

    8. RETURN OF COMPANY PROPERTY. Promptly upon termination of Employee's employment by the Company for any reason or no reason, Employee or Employee's personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by Employee by or on behalf of the Company, USOP or their respective representatives, vendors, or customers that pertain to the business of the Company or USOP, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company or USOP. Employee shall not retain or cause to be retained any copies of the foregoing. Employee hereby agrees that all of the foregoing shall be and remain the property of the Company or USOP, as the case may be, and be subject at all times to their discretion and control.

    9. INDEMNIFICATION. In the event the Employee is made a party to any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by the Company, School, or USOP against the Employee, and excluding any action by the Employee against the Company, School or USOP), by reason of the fact that he is or was performing services under this Agreement or as an officer or director of the Company, then, to the fullest extent permitted by applicable law, the Company shall indemnify the Employee against all expenses (including reasonable attorneys' fees), judgements, fines, and amounts paid in settlement, as actually and reasonably incurred by the Employee in connection therewith. Such indemnification shall continue as to the Employee even if he has ceased to be an employee, officer, or director of the Company and shall inure to the benefit of his heirs and estate. The Company shall advance to the Employee all reasonable costs and expenses directly related to the defense of such action, suit, or proceeding within twenty (20) days after written request therefore by the Employee to the Company, PROVIDED, that such request shall include a written undertaking by the Employee, in a form acceptable to the Company, to repay such advances if it shall ultimately be determined that the Employee is or was not entitled to be indemnified by the Company against such costs and expenses. In the event that both the Employee and the Company are made a party to the same third-party action, complaint, suit, or proceeding, the Company (or, at its option, School or USOP) will engage competent legal representation, and Employee agrees to use the same representation; PROVIDED, that if counsel selected by the Company (or, School or USOP) shall have a conflict of interest that prevents such counsel from representing the Employee, the Employee may engage separate counsel and the Company shall pay all reasonable attorneys' fees os such separate counsel. The provisions of this Section 9 are in addition to, and not in derogation of, the indemnification provisions of the Company's Bylaws. Notwithstanding anything to the contrary within in this Section 9, the Employee shall not receive indemnification hereunder to the extent that such claim, damages and or expenses are based upon the actions or omissions

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of the Employee which result in the criminal conviction of the Employee or which are determined by the Company, in its sole discretion, to be a willful or grossly negligent act or omission of the Employee.

    10. NO PRIOR AGREEMENTS. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee, his employment by the Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, Employee agrees to indemnify and hold harmless the Company and its officers, directors, and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any non-competition agreement, invention, secrecy, or other agreement between Employee and such third party that was in existence as of the date of this Agreement. To the extent that Employee had any oral or written employment agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Employee and the Company, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void.

        11. ASSIGNMENT; BINDING EFFECT. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience, and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. This Agreement may be assigned or transferred by the Company without the prior written consent of Employee. Subject to the preceding first sentence of this Section 11, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing it is intended that USOP, the Company or its assign will be a third-party beneficiary of the rights of the Company under this Agreement. No other Person shall be a third-party beneficiary.

        12. COMPLETE AGREEMENT; WAIVER; AMENDMENT. This Agreement is not a promise of future employment. Employee has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement other than a Covenant Not to Compete Agreement entered into on even date herewith. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

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        13.  NOTICE.  Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

To the Company:                       School Specialty, Inc.
                                      1000 North Bluemound Drive
                                      P.O. Box 1579
                                      Appleton, WI 54913-1579
                                      Attention: Mr. Daniel P. Spalding
                                      Fax: (414) 734-6276

With a copy to:                       U.S. Office Products Company
                                      1025 Thomas Jefferson Street, N.W.
                                      Suite 600 East
                                      Washington, DC 20007
                                      Attention: Mr. Mark D. Director
                                      Fax: (202) 339-6733

To Employee:                          Richard H. Nagel
                                      P.O. Box 51710
                                      New Berlin, WI 53151
                                      (Marked "Personal and Confidential")

With a copy to:                       Joseph F. Franzoi IV, Esq.
                                      Franzoi & Franzoi, S.C.
                                      514 Racine Street
                                      Menasha, WI 54952
                                      Fax: (414) 725-0998

    Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or, if sent by express delivery, hand delivery, or facsimile, when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 13.

    14. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

    15. EQUITABLE REMEDY. Because of the difficulty of measuring economic losses to the Company and/ or USOP as a result of a breach of the restrictive covenants set forth in Sections 6 and 7, and because of the immediate and irreparable damage that would be caused to the Company and/or USOP for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company or USOP at law or in equity, the Company and USOP shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

    16. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. Each party shall bear its own counsel fees. The arbitration proceeding shall be held in Milwaukee, Wisconsin. Notwithstanding the foregoing, the Company and/or USOP shall be entitled

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to seek injunctive or other equitable relief, as contemplated by Section 15 above, from any court of competent jurisdiction, without the need to resort to arbitration.

    17. GOVERNING LAW. This Agreement shall in respects be construed according to the laws of the State of Delaware, without regard to its conflict of laws principles.

    IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date first written above.

                                Company: SAX ARTS AND CRAFTS, INC.

                                          /s/ DANIEL P. SPALDING
                                ------------------------------------------
                                           Daniel P. Spalding,
                                         EXECUTIVE VICE-PRESIDENT

                                Employee:

                                           /s/ RICHARD H. NAGEL
                                ------------------------------------------
                                            Richard H. Nagel,
                                               INDIVIDUALLY

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